UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 30, 2010
(Date of Earliest Event Reported)

Shrink Nanotechnologies, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	333-138083 (Commission File Number)	20-2197964 (I.R.S. Employer Identification No.)

2038 Corte Del Nogal, Suite 110
Carlsbad, CA  92011
 (Address of principal executive offices)

760-804-8844
 (Registrant's telephone number, including area code)

 (Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

License Agreement with University of Chicago

Effective as of November 30, 2010, Shrink Nanotechnologies, Inc., a Delaware corporation (the “Company”), through its newly formed wholly owned subsidiary, Blackbox Semiconductor, Inc., a Delaware corporation (“Blackbox”), entered into an exclusive License Agreement (the “Chicago License Agreement”) with the University of Chicago, wherein Blackbox licensed the exclusive, worldwide right to use and sublicense Chicago’s patent-pending Materials and Methods for the Preparation of Nanocomposites (US PTO Application No. PCT/US10/32246, and provisional applications 61/214,434 and 61/264,790) and future patent applications filed by the University of Chicago based on certain other patentable technologies described in the Chicago License Agreement. Blackbox’s license is restricted to fields of use other than thermoelectric applications.

The technology being licensed is based on Assistant Professor of Chemistry Dmitri Talapin’s “electronic glue” chemistry. This technology, management believes, has various commercial applications where more efficient transfer of electrical charges between nanocrystals is desired, such as printed semiconductors, roll-to-roll printed solar cells and printed nano-sensors.

Exclusivity; Term

The license granted by the University of Chicago is for worldwide usage by the Blackbox for a period of at least eight years.  The term may be terminated for cause or insolvency.

While the license is exclusive to Blackbox within fields of use other than thermoelectric applications, the University of Chicago licensed the patents to a third party for use in thermoelectric applications and reserved the rights in the underlying technology for all educational and non-commercial research purposes.  In addition, the University of Chicago may terminate the license if Blackbox does not raise at least $2,000,000 capital prior to November 30, 2012 or if Blackbox does not employ a Suitably Qualified Person (as defined in the Chicago License Agreement) in a full-time executive position prior to February 28, 2011 and maintain a Suitably Qualified Person in a full-time executive position during the term of the license.

Consideration for Patent Rights

The Chicago License Agreement provides for (i) an annual fee to the University of Chicago of $25,000 until the first commercial sale, and (ii) royalty payments to the University of Chicago, for products utilizing the licensed rights, during the royalty term, as more fully detailed in the agreement, of 3% of net sales of products utilizing the University of Chicago’s licensed technologies, subject to reduction (up to 50%) if the product is sold as a combination product with one or more other products that are not covered by the licensed patents. Minimum royalties for any calendar quarter beginning with the calendar quarter of the first commercial sale are $12,500.

The Chicago License Agreement allows Blackbox, during the term, to determine the appropriate course of action to enforce licensed patent rights, and if it does not do so, Chicago reserves the rights to do the same.  Blackbox is required to reimburse Chicago for certain prosecution efforts they incur and, Chicago may abandon prosecution of any patent rights in any jurisdiction provided that it provides Blackbox the opportunity to continue prosecution of the same.  The Blackbox’s obligation to reimburse prosecution efforts of Chicago terminates during any period that the patent rights become non-exclusive, if ever.

The foregoing is a summary only of the material terms of the Chicago License Agreement, a full copy of which is filed as a copy to this Current Report on Form 8-K (the “Report”).

Item 1.02                      Termination of a Material Definitive Agreement.

On December 13, 2010, the Company terminated its License Agreement with the University of California Regents (“UC Regents”) Merced, originally entered into on April 29, 2009, UC Control No. 2009-04-0590 (the “Microfluidics License”). This license required that the Company continue to pay ongoing research costs as well as license fees, in exchange for an exclusive license to use certain microfluidic fabrication and other inventions.  Some of these patent rights also related to the Company’s ShrinkChip Manufacturing Solution ™, however, the Company believes that there are commercially viable and affordable alternatives to the lost licenses that do not affect the Company’s intended product offerings.  In addition, the Company still owns and maintains, its rights to the ShrinkChip™ related trademarks, which were not part of the terminated Microfluidics License. The Company will not be refunded its initial research and license fees paid (amounting to $90,985 and 495,500 shares issued to date), and the Company has certain additional further material liabilities under this agreement relating to patent filing legal prosecution costs or development fees of up to $234,000 (unaudited), which are subject to dispute.  In addition, the Company is required to cover certain legal patent costs during the 90- day period after termination.  The Company does not believe that it has any other costs or liabilities relating to this license agreement.

The Company continues, however, to maintain its relationship and license with the University of California, Irvine as well as its other private sector licenses.  While the Company endeavors to maintain its patent license rights, the Company believes, based on cash on hand, that the foregoing rights were not critical to the Company’s ShrinkChip Manufacturing Solution™ and that alternate viable technologies are available to the Company for its intended commercialization efforts.  The Company continues to revisit and assess the cost/benefit analysis of its license retention and patent prosecution policies from time to time as its capital resources are limited. Should these technologies become needed by the Company in the future, no assurance can be made that the license rights that the Company terminated, will be available in whole or in part at such time for the applications needed.  No assurance can be made that the Company will have funds or resources in the future to sustain other research or license agreements or patent prosecution costs, for technologies that it or its subsidiaries hold or acquire from time to time.

Item  7.01.                      Regulation FD Disclosure.

Press Releases

On December 3, 2010, the Company issued a press release relating to release of studies relating to its MetalFluor™ technology on the November issue of Applied Physics Letters.  A copy of this press release is furnished as an exhibit to this Report.

On December 7, 2010, the Company issued a press release as revised on December 8, 2010, relating to the Company’s entry into an Exclusive Development and Manufacturing Agreement with EV Group to commercialize the Company’s StemDisc™ Platform. A copy of these press releases are furnished as exhibits to this Report.

On December 10, 2010, the Company issued a press release relating to Blackbox’s entry into a the Chicago License Agreement with the University of Chicago wherein Blackbox licensed the exclusive, worldwide right to use work based on Assistant Professor of Chemistry Dmitri Talapin’s “electronic glue” chemistry for eight years. A copy of the press release is furnished as an exhibit to this Report.

On December 14, 2010, the Company issued a press release relating to the potential applications of the electronic adhesive technology licensed by its Blackbox subsidiary from University of Chicago in solar manufacturing.  A copy of this press release is furnished as an exhibit to this Report.

On December 17, 2010, the Company issued a press release relating to potential applications of the electronic adhesive technology licensed by its Blackbox subsidiary from University of Chicago in printing optical sensors to be fabricated from lower cost semiconductor nanocrystals.  A copy of this press release is furnished as an exhibit to this Report.

The Company is aware, among other risks, that statements made in its press releases or within this Report may contain projections and milestones and are subject to a degree of uncertainty as described in the Forward Looking Statements section of its annual and quarterly reports and as contained in such press releases, as well as risks enumerated in the Company’s “Risk Factors” and elsewhere, as provided in its reports as filed with the SEC from time to time.  Accordingly, no assurance can be made that the Company will achieve any of these goals or milestones.

Item 8.01  Other Events.

Adoption of 2010 Stock Incentive Plan

Effective as of December 13, 2010, the Company’s Board of Directors adopted the 2010 Stock Incentive Plan (the “Plan”). The Plan provides for the award of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock or Stock Purchase Rights (all as defined in the Plan), and 25,000,000 shares have been reserved for issuance under the Plan. If an option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, or is surrendered for exchange, the unpurchased shares that were subject to those awards will become available for future grant or sale under the Plan. The Company intends to submit the adoption of the Plan for stockholder approval at its next annual meeting of stockholders. The foregoing is a summary only of the material terms of the Plan, a full copy of which is filed as a copy to this Report.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits.

The following shall be deemed filed or furnished with this Report.

10.1	License Agreement between Blackbox Semiconductor, Inc. and the University of Chicago, dated as of November 30, 2010.

10.2	Shrink Nanotechnologies, Inc. 2010 Stock Incentive Plan.

99.1	Press release dated December 3, 2010, relating to MetalFlour™ articles in Applied Physics Letters. (Deemed furnished)

99.2	Press release dated December 7, 2010, relating to entry into Exclusive Development and Manufacturing Agreement with EV Group (Later Revised). (Deemed furnished)

99.3	Press release dated December 8, 2010, as revised, relating to entry into Exclusive Development and Manufacturing Agreement with EV Group. (Deemed furnished)

99.4	Press release dated December 10, 2010, relating to entry into License Agreement between Blackbox Semiconductor, Inc. and the University of Chicago. (Deemed furnished)

99.5	Press release dated December 14, 2010 relating to applications of “electronic glue” technology to solar applications. (Deemed furnished)

99.6	Press release dated December 17, 2010 relating to applications of “electronic glue” technology to nanotech applications. (Deemed furnished)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHRINK NANOTECHNOLOGIES, INC.

Date: December 21, 2010                                                                           By:  /s/ Mark L. Baum, Esq.
      Name:           Mark L. Baum, Esq.
      Title:           Chief Executive Officer